Exhibit 3.2

FIRST AMENDED AND RESTATED

BY-LAWS

OF

MERCHANTS BANCORP

ARTICLE I

Section 1.                                           Name.  The name of the corporation is Merchants Bancorp (the “Corporation”).

Section 2.                                           Seal.  Unless otherwise required by law, the Corporation shall not be required to use a seal.  If the Board of Directors of the Corporation determines that the Corporation shall use a seal, the seal shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper.  About the upper periphery of the seal shall appear the words “Merchants Bancorp” and about the lower periphery thereof the word “Indiana.”  In the center of the seal shall appear the word “Seal.”

Section 3.                                           Certain References.   All references in these By-Laws to the Indiana Business Corporation Law (the “Act”) shall mean and include the provisions of Indiana Business Corporation Law in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation and as such law thereafter may be amended and be in effect from time to time, and including any successor to such law.  All references in these By-Laws to the Articles of Incorporation of the Corporation shall mean and include the Articles of Incorporation in effect on the date that these By-Laws are adopted by the Board of Directors of the Corporation and as such Articles of Incorporation thereafter may be amended and be in effect from time to time.

ARTICLE II

Fiscal Year

The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of the same year.

ARTICLE III
Capital Stock

Section 1.                                           Number of Shares and Classes of Capital Stock.  The total number of shares and classes of capital stock which the Corporation shall have authority to issue shall be as set forth in the Corporation’s Articles of Incorporation from time to time.

Section 2.                                           Consideration for Shares.  The shares of capital stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed from time to time by the Board of Directors.  Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

Section 3.                                           Payment for Shares.  The consideration determined by the Board of

Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation.

If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders meeting.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received.  If the services are not performed, the note is not paid or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 4.                                           Certificates for Shares.  Shares of stock of the Corporation shall be in uncertificated book-entry form and shall not be represented by certificates, except to the extent as may be required by applicable law or as may otherwise be authorized by the Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a book-entry statement that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Indiana, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, any restrictions on transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these By-Laws, any agreement among shareholders, or any agreement between shareholders and the Corporation, and such other information as may be required by the Act.

Section 5.                                           Transfer of Shares.  The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of these By-Laws, the Articles of Incorporation or an agreement with shareholders.  Shareholders may agree between or among themselves to impose restrictions on the transfer or registration of transfer of shares.  A restriction which is authorized by the Act is valid and enforceable against the holder or a transferee of the holder of the Corporation’s stock certificate.

Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof and upon receipt of proper transfer instructions from the registered owner of such shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock or, in the case of certificated shares, only on surrender of any certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power.

Section 6.                                           Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent and a registrar for each class of capital stock of the Corporation. Shareholders shall be responsible for notifying the transfer agent and registrar for the class of stock held by such shareholder in writing of any changes in their addresses from time to time, and failure so to do shall relieve the Corporation, its shareholders, directors, officers, transfer agent and registrar of liability for failure to direct notices, dividends, or other documents or property to an address other than the one appearing upon the records of the transfer agent and registrar of the Corporation.

Section 7.                                           Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation to receive dividends and distributions, to vote as such owner, to hold liable for calls and assessments and to treat as owner of such shares in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Indiana.

ARTICLE IV
Meetings of Shareholders

Section 1.                                           Place of Meeting.  Meetings of shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may from time to time be designated by the Board of Directors, or as may be specified in the notices or waivers of notice of such meetings.

Section 2.                                           Annual Meeting.  The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such day and at such time within six (6) months following the close of the Corporation’s fiscal year as the Board of Directors may set by resolution.  Failure to hold the annual meeting within such time period shall not work any forfeiture or a dissolution of the Corporation and shall not affect otherwise valid corporate acts.

Section 3.                                           Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles of Incorporation, may be called by the Board of Directors, Chairman, or Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of shareholders holding of record not less than twenty-five percent (25%) of all of the shares of capital stock of the Corporation outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.  Such request by the shareholders shall be in writing, signed by all shareholders making such request (or their duly authorized proxies), dated and delivered to the Corporation’s Secretary.

Section 4.                                           Notice of Meetings.  A written or printed notice, stating the date, time and place of the meeting, and in case of a special meeting, or when required by any provision of the Act or of the Articles of Incorporation or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and by the Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and not more than sixty (60) days before the date of the meeting.  Notice of any such meeting may be waived in writing by any shareholder before or after the date and time of the meeting, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. A shareholder’s attendance at a meeting in person, or by proxy, or participation by remote communication in a meeting shall constitute a waiver of notice of such meeting.  Each shareholder who has in the manner above provided waived notice of a shareholders meeting, who personally attends a shareholders meeting, is represented at a shareholders meeting by a proxy authorized to appear by an instrument of proxy, or participates in a shareholders meeting by remote communication shall be conclusively presumed to have been given due notice of such meeting.  Notice of any adjourned meeting of shareholders shall not be required to be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by the Act.

Section 5.                                           Addresses of Shareholders.  The address of any shareholder appearing on the books of the Corporation shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

Section 6.                                           Voting at Meetings.

(a)                                 Quorum.  The holders of record of at least a majority of the issued and outstanding capital stock of the Corporation entitled to vote at such meeting, present in person or by proxy or participating by remote communication, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by the Act, the Articles of Incorporation or these By-Laws.  In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)                                 Voting Rights.  Except as otherwise provided by the Act or the Articles of Incorporation, each shareholder shall have the right at every meeting of shareholders to one (1) vote on all matters coming before the meeting (including, without limitation, the election of directors) for each share of stock of the Corporation having voting power registered in his or her name on the records of the Corporation on the date for the determination of shareholders entitled to vote.  At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein or by law, or via participation by remote communication.

(c)                                  Required Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person, represented by proxy, or participating by remote communications shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Act, the Articles of Incorporation, or by these By-Laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

(d)                                 Validity of a Vote, Consent, Waiver or Proxy Appointment.  If the name on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation if acting in good faith may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.  The Corporation may reject a vote, consent, waiver or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature or the signatory’s authority.  If so accepted or rejected, the Corporation, its directors and officers and the tabulation officer are not liable in damages to the shareholder for any consequences of the rejection.  Any of the Corporation’s actions based on an acceptance or rejection of a vote, consent, waiver or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Section 7.                                           Voting List.  The Secretary of the Corporation shall, unless the Corporation has appointed a transfer agent, in which case the transfer agent shall make before each meeting of shareholders a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each shareholder.  Such list shall be produced and kept open at the time and place of the meeting of shareholders and be subject to the inspection of any shareholder during the holding of such meeting.

Section 8.                                           Fixing of Record Date to Determine Shareholders Entitled to Vote.  The Board of Directors may prescribe a period not exceeding seventy (70) days prior to each meeting of shareholders, during which no transfer of stock on the books or records of the Corporation may be made; or, in lieu of prohibiting the transfer of stock may fix a date and time not more than seventy (70) days prior to the holding of any meeting of shareholders, including any date during such seventy (70) days that is prior to the date on which the Board of Directors acted, as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.  In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting.  Any determination of shareholders entitled to notice of or to vote at a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 9.                                           Notice of Nominations and Proposals. Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the Board of Directors of the Corporation or, in a timely manner, by any shareholder of the Corporation entitled to vote generally in the election of directors.  In order for a shareholder of the Corporation to make any such nominations and/or proposals in a timely manner, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation and received at the principal office of the Corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the date of any such meeting; provided, however, that if less than one-hundred (100) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, such written notice, to be timely, shall be delivered or mailed, as prescribed, to the Secretary of the Corporation and received at the principal office of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed to shareholders or such prior public disclosure was made.

Each such notice given by a shareholder  with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known,  residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information  as would  be required to be included in a proxy  statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person’s written  consent to being named in the proxy  statement as a nominee and to serving as a director,  if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Corporation’s books and (b) the class and number of shares of the Corporation which are beneficially  owned by such shareholder.  In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.  Each such notice given by a shareholder  to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s  books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding  anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section.

The Chairman of the annual or special meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination  or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the shareholders taking place thirty (30) days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of shareholders for the purpose of considering such defective nomination or proposal.

Section 10.                                 Consent to Action by Shareholders.  Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all the shareholders entitled to vote on the action and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records.  Action taken under this Section is effective when the last shareholder entitled to vote on the action signs the consent, unless the consent specifies a different, prior or subsequent effective date.

Section 11. Control Share Acquisition Statute.  The Corporation elects not to have the provisions of Indiana Code §23-1-42 apply to it.

ARTICLE V
Board of Directors

Section 1.                                           Election, Number; Term of Office; Qualifications.  Directors shall be elected at each annual meeting of shareholders by the holders of the shares of capital stock entitled by the Articles of Incorporation to elect directors.  Vacancies on the Board of Directors shall be filled as provided in these By-Laws.

The number of directors of the Corporation shall be nine (9) unless changed by resolution of the Board of Directors.

All directors, except in the case of earlier resignation, removal or death, shall hold office until the next succeeding annual meeting of shareholders following their election and until their respective successors are duly elected and qualified.  A director of the Corporation is not required to be a shareholder of the Corporation in order to be qualified to serve as a director.

Section 2.                                           Vacancies.  Any vacancy occurring in the Board of Directors, whether caused by removal, resignation, death, incapacity, increase in the number of directors, or otherwise may be filled by the affirmative vote of not less than a majority of the remaining members of the Board of Directors then in office, even though such directors remaining may constitute less than a quorum of the Board of Directors.  If the vote of the remaining members of the Board shall result in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting called for that purpose.

The term of a director chosen to fill a vacancy shall expire at the end of the term for which the director’s predecessor was elected or appointed or, in the case of an increase in the number of directors, shall expire at the next succeeding annual meeting of shareholders following their election. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 3.                                           Annual Meeting of Directors.  The Board of Directors shall meet each year, either within or outside the State of Indiana, immediately after the annual meeting of the shareholders, at the same place where such meeting of the shareholders has been held for the purpose of organization, election of officers and consideration of any other business that may properly come before the meeting.  No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 4.                                           Regular Meetings.  Regular meetings of the Board of Directors, if any, shall be held at such times and places, either within or outside the State of Indiana, as may be fixed by the directors.  Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5.                                           Special Meetings.  Special meetings of the Board of Directors may be called by a majority of members the Board of Directors then in office, the Chairman, or the Chief Executive Officer.  Notice of the date, time and place, either within or outside the State of Indiana, of a special meeting shall be personally delivered or telephoned to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by email, fax or overnight courier to each director at his usual place of business or residence at least forty-eight (48) hours prior to the time of the meeting.  Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting or after the meeting.  Attendance by a director in person at any such special meeting shall constitute a waiver of notice unless the director at the beginning of the meeting (or promptly upon the director’s arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6.                                           Participation by Telephone or Electronic Means of Communication.  A member of the Board of Directors may participate in and vote at a meeting of the Board by means of a conference telephone, computer, or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 7.                                           Quorum.  A majority of the actual number of directors elected and qualified from time to time and then in office shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, the Articles of Incorporation, or these By-Laws.  A director, who is present at a meeting of the Board of Directors or a committee of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting, (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 8.                                           Consent to Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee or filed with the corporate records reflecting the action taken.  Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different, prior or subsequent effective date.

Section 9.                                           Removal of Directors.  Any Director may be removed as provided in the Articles of Incorporation.

Section 10.                                    Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, Chairman, Chief Executive Officer, or the Secretary of the Corporation.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.                                    Dividends and Distributions.  The Board of Directors shall have the power, subject to any restrictions and limitations contained in the Act or in the Articles of Incorporation, to declare and pay dividends and distributions upon the outstanding capital stock of the Corporation to its shareholders as and when they deem expedient.

Section 12.                                    Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.  The Board of Directors may fix a record date, declaration date and payment date with respect to any dividend or distribution to the Corporation’s shareholders.  If no record date is fixed for the determination of shareholders entitled to receive payment of a dividend or distribution, the end of the day on which the resolution of the Board of Directors declaring such dividend or distribution is adopted shall be the record date for such determination.

Section 13.                                    Committees. The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified from time to time and then in office, designate from among its members an executive committee and/or one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation or these By-Laws, may exercise all of the authority of the Board of Directors of the Corporation.

ARTICLE VI
Officers

Section 1.                                           Principal Officers.  The principal officers of the Corporation shall be a Chairman, Chief Executive Officer, President, and a Secretary.  The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, or such other subordinate officers, none of whom shall be principal officers of the Corporation, as may be appointed in accordance with the provisions of these By-Laws.  The same individual may hold more than one office at any time.

Section 2.                                           Election and Term of Office.  The principal officers of the Corporation shall be chosen annually by the Board of Directors.  Each such officer shall hold office until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation or removal from office.

Section 3.                                           Removal of Principal Officers.  Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time and then in office.

Section 4.                                           Subordinate Officers.  In addition to the principal officers enumerated in Section 1 of this Article VI, the Corporation may have one or more Assistant Secretaries and such other officers, employees and agents as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause and have such authority and perform such duties as the Board of Directors or any principal officer of the Corporation may from time to time determine.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, employees or agents.

Section 5.                                           Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, Chairman, Chief Executive Officer, or Secretary of the Corporation.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.                                           Vacancies.  Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office.

Section 7.                                           Chairman of the Board.   The Chairman of the Board shall be chosen from among the Directors, shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The Chairman shall perform such other duties and have such other powers as, from time to time, may be assigned to the Chairman by the Board of Directors.

Section 8.                                           Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation.  Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the Corporation.  The Chief Executive Officer is authorized to execute for the Corporation any certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or any other instruments which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as my be prescribed by the Board of Directors from time to time.

Section 9.                                           President.  The President shall assist the Chief Executive Officer in the discharge of the Chief Executive Officer’s duties as the Chief Executive Officer may direct and shall perform such other duties as from time to time may be assigned to the President by the  Chief Executive Officer or by the Board of Directors.  In the absence of the  Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the  Chief Executive Officer.  The President is authorized to execute for the Corporation any certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or any other instruments which the Chief Executive Officer or Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Chief Executive Officer, Board of Directors, or these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as my be prescribed by the Chief Executive Officer or Board of Directors from time to time.

Section 9.                                           Vice Presidents.   The Corporation shall have such Vice Presidents as the Board of Directors, Chairman, Chief Executive Officer, or President may determine. The Vice Presidents shall perform such duties and have such powers as the Board of Directors, Chairman, Chief Executive Officer, or President may from time to time assign.

Section 11.                                    Secretary.  The Secretary shall keep or cause to be kept in the books provided for that purpose the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Act; shall be custodian of the records and of the seal (if one is required) of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is required by law or the Board of Directors; shall authenticate records of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors.

Section 12.                                    Salaries.  The salaries of the executive officers of the Corporation shall be fixed from time to time by the Board of Directors, and the salaries of any subordinate officers may be fixed by the Chief Executive Officer.

Section 13.                                    Voting Corporation’s Securities.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, President, any Vice President and the Secretary, and each of them singly, are severally appointed attorneys and agents of the Corporation and shall have full power and authority in the name and on behalf of the Corporation, to attend, to act and to vote all partnership and ownership interests, stock or other securities entitled to be voted at any meetings of partners, limited liability companies or security holders of any partnerships, corporations, limited liability companies or other entities in which the Corporation may hold partnership or ownership interests, stock or other securities, in person or by proxy, as a partner, owner, shareholder or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such partnership or ownership interests, stock or other securities, and which as the owner thereof might have possessed and exercised if present, and to consent in writing to any action by any such other partnership, limited liability company, corporation or entity.  Such officers are authorized to vote such interests, stock and other securities by written consent in lieu of a meeting.  The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

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